Exhibit 10.1

Execution Version

AMENDMENT 4 TO CUSTOM SALES AGREEMENT NO. 000569

This Amendment to Custom Sales Agreement No. 000569 (“Amendment 4”) is made and entered into between Microtune, Inc. (“Customer”) and International Business Machines Corporation (“IBM”). This Amendment 4 will be effective on the date identified below by the second party to sign this Amendment; however, if Customer fails to identify a date of signing, this Amendment will be effective on the date of signing identified by IBM.

WHEREAS IBM and Customer are parties to Custom Sales Agreement No. 000569 having an effective date of June 13, 2000 (the “Agreement”);

WHEREAS IBM and Customer desire to amend the Agreement as set forth herein;

NOW THEREFORE the parties hereby agree as follows:

1. Extension of the term of the Agreement. The expiration of the term of the Agreement, including Attachment Nos. 1 and 2, is extended from January 31, 2010 to January 31, 2013.

2. No Other Amendment or Modification. Except as expressly set forth in this Amendment 4, the Agreement, as amended, remains in full force and effect without further modification. The terms and conditions of the Agreement will not be further modified or amended except by a writing signed by authorized representatives of both parties, it being understood that this requirement of written form may only be waived in writing by both parties.

Accepted and Agreed To:

Microtune, Inc.		International Business Machines Corporation

By:	/s/ Robert S. Kirk	By:	/s/ John G. Beiswenger
Name:	Robert S. Kirk	Name:	John G. Beiswenger
Title:	Vice President of Worldwide Sales	Title:	Executive Manager, WW C&BP, IBM Microelectronics Division

Date:	February 11, 2010	Date:	February 12, 2010